EXHIBIT 2

                              Notice of Nomination

                           ---------------------------

                                 John J. Gorman
                           2700 Via Fortuna, Suite 400
                               Austin, Texas 78746

                              Westech Capital Corp.
                           2700 Via Fortuna, Suite 400
                               Austin, Texas 78746

                          Tejas Securities Group, Inc.
                           2700 Via Fortuna, Suite 400
                               Austin, Texas 78746

September 13, 2004

BY FACSIMILE, U.S. MAIL AND OVERNIGHT COURIER

SPACEHAB, Incorporated
12130 Highway 3, Building. 1
Webster, Texas 77598
Attention: Corporate Secretary

Re: Notice of Stockholder Nominations for the 2004 Annual Meeting of SPACEHAB, Incorporated

To Whom it May Concern:

Pursuant to Section 10 of the Amended and Restated By-Laws of SPACEHAB, Incorporated (the "Corporation"), the undersigned hereby gives notice of its intention to nominate three individuals for election to the Board of Directors at the 2004 Annual Meeting of Stockholders of the Corporation, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "Annual Meeting").

John Gorman, an individual, ("Gorman") is the record holder of 31,225 shares of the common stock, no par value per share, of the Corporation ("Common Stock"). Gorman beneficially owns 828,644 shares of Common Stock, which include the shares of Common Stock beneficially owned by Westech Capital Corp., a Delaware corporation ("Westech") because, as the owner of 58% of the common stock of Westech, Mr. Gorman may be deemed to beneficially own the shares of Common Stock that are beneficially owned by Westech. Westech is the record holder of 151,400 shares of Common Stock. Westech beneficially owns 692,732 shares of Common Stock. Tejas Securities Group, Inc., a Texas corporation ("Tejas") is the record holder of 541,332 shares of Common Stock. Tejas beneficially owns 541,332 shares of Common Stock.

Gorman, Westech, and Tejas (the "Stockholders") hereby represent that they are the holders of record of stock of the Corporation entitled to vote at the Annual Meeting. The Stockholders, as beneficial owners and the holders of record of the shares of Common Stock, intend to appear in person or by proxy at the Annual Meeting to nominate Roscoe Michael Moore, III, Thomas Boone Pickens, III and Barry A. Williamson for election as directors, each to serve until his successor is elected or qualified or until his earlier resignation or removal. The information required by Section 10 of the Corporation's By-Laws with respect to each nominee is set forth in Exhibit A attached hereto.

The Stockholders intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the Corporation's voting shares to elect the three nominees described in Exhibit A. The Stockholders reserve the right to nominate substitute or additional persons in the event that (1) the Board of Directors of the Corporation is expanded beyond its current size and/or (2) any of the current nominees is unable for any reason (including by reason of the taking or announcement of any action that has, or if consummated would have, the effect of disqualifying any such nominee) to serve as a director.

The information included herein represents the Stockholders' best knowledge as of the date hereof. The Stockholders reserve the right, in the event such information shall be or become inaccurate, to provide corrective information to the Corporation as soon as reasonably practicable, although the Stockholders do not commit to update any information which may change from and after the date hereof.

If this notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any nominee herein at the Annual Meeting, or if any individual nominee shall be unable to serve for any reason, this notice shall continue to be effective with respect to the remaining nominees and as to any replacement nominees selected by the Stockholders.


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

In addition, the Stockholders request written notice as soon as practicable of any alleged defects in this notice and reserves the right, following receipt of such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect. The Stockholders reserve the right to give further notice of additional nominations or business to be conducted at the Annual Meeting or other meeting of the Corporation's stockholders.

Please direct any questions regarding the information contained in this notice to Dennis J. Block, Esq., Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, (212) 504-5555 (Phone), (212) 504-5557 (Facsimile).

      [remainder of page intentionally left blank; signature page follows]


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

Sincerely,


/s/ John J. Gorman
-----------------------------------
John J. Gorman


Westech Capital Corp.


By: /s/ Kurt J. Rechner
    -------------------------------
    Kurt J. Rechner, President
    and Chief Operating Officer


Tejas Securities Group, Inc.


By: /s/ Kurt J. Rechner
    -------------------------------
    Kurt J. Rechner, President
    and Chief Operating Officer


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

                                    EXHIBIT A

(i)   Name and address of each nominee:

      Roscoe Michael Moore, III
      1111 Army Navy Drive, Suite 1203
      Arlington, Virginia 22202

      Thomas Boone Pickens, III
      2901 Scenic Drive
      Austin, Texas 78703

      Barry A. Williamson
      702 Crystal Creek Drive
      Austin, Texas 78746

(ii) A description of all arrangements or understandings between the Stockholders and each nominee and any other person or persons pursuant to which the nominations are to be made by the Stockholders:

      The Stockholders have agreed with each nominee to bear all costs and expenses of, and indemnify against all liability incurred by, each nominee in connection with such nominee being a candidate for election to the Corporation's Board of Directors. Each nominee will receive expense reimbursements from the Stockholders for serving as nominee whether or not elected. If elected as a director of the Corporation, each nominee will receive director's fees in accordance with the Corporation's practice and policies as set by the Board of Directors from time to time.

      Each of the nominees has agreed with the Stockholders to serve as nominee for the purposes of election to the Corporation's Board of Directors and, if elected, will propose a strategy of maximizing stockholder value.

      Except as disclosed in this notice, none of the nominees have any arrangements or understandings with the Stockholders or any other person pursuant to which the nominations are to be made.

(iii) Other information regarding the nominees as would be required to be included in a proxy statement filed pursuant to Regulation 14A:


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

      Roscoe Michael Moore, III, 33, is currently the President and Founder of PeerSat. From December 1998 to November 2002, Mr. Moore was a Venture Capital Associate with SpaceVest Venture Capital, in which he sourced, invested and managed early-stage space and satellite companies. For the past four years, Mr. Moore has served on the Board of Directors of the Washington Space Business Roundtable, a not-for-profit organization, and was recently elected Chairman of the Board of Directors.

      Thomas Boone Pickens, III, 47, is currently the Founder and President of T.B. Pickens & Co., a company that provides consulting services to corporations, public institutions and start-up organizations. Throughout his professional career, Mr. Pickens has founded and served as the Chairman for several companies that owned and operated numerous water and sewer utilities in various states, including Kentucky, Georgia, and South Carolina. From 1991 to 2002, Mr. Pickens was the Founder and Chairman of U.S. Utilities, Inc., a company which operated 114 water and sewer utilities on behalf of various companies affiliated with Mr. Pickens. From 1995 to 1999, Mr. Pickens was the Founder and Chairman of the Code Corporation, which is a company that owns GOCODE, the smallest bar code in the world

      Barry A. Williamson, 47, is an attorney, and since 1999, has owned his own law office in Austin, Texas. Mr. Williamson is a director of Westech Capital Corp. Mr. Williamson is an Executive Board Member and past Chairman of the Board of Directors of Austin Smiles, a not-for-profit organization that provides reconstructive plastic surgery to children with complex birth defects. In 1988, Mr. Williamson worked for the Reagan administration as the principal advisor to the US Secretary of Energy in the creation and formulation of a national energy policy. During the Bush administration, Mr. Williamson served as the Director of the Minerals Management Service for as the US Department of Interior, which managed oil and gas exploration and production on the nation's 1.4 billion-acre continent shelf. In 1992, Mr. Williamson was elected to the Texas Railroad Commission and served as Chairman from 1994 to 1995.

      None of the corporations or organizations in which any of the nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of the Corporation.

      Except as disclosed in this Exhibit A, there is no information which respect to any nominee required to be described under Item 5 of Regulation 14A.


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

      Except as disclosed in this Exhibit A, there is no information which respect to any nominee required to be described under Instruction 4 to
      Item 301 of Regulation S-K.

      Except as disclosed in this Exhibit A, there is no information which respect to any nominee required to be described under Item 401 of Regulation S-K.

      Except as disclosed in this Exhibit A, there is no information which respect to any nominee required to be described under Item 404 of Regulation S-K.

      None of the nominees are required to make any filings pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with the Corporation.


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

(iv) Consent of each nominee to serve as a director of the Corporation, if so elected:

      Roscoe Michael Moore, III, the undersigned, does hereby consent to serve as a Director of SPACEHAB, Incorporated, if so elected.

      Date: September 13, 2004                     /s/ Roscoe Michael Moore, III
                                                   -----------------------------
                                                   Roscoe Michael Moore, III

      Thomas Boone Pickens, III, the undersigned, does hereby consent to serve as a Director of SPACEHAB, Incorporated, if so elected.

      Date: September 13, 2004                     /s/ Thomas Boone Pickens, III
                                                   -----------------------------
                                                   Thomas Boone Pickens, III

      Barry A. Williamson, the undersigned, does hereby consent to serve as a Director of SPACEHAB, Incorporated, if so elected.

      Date: September 13, 2004                     /s/ Barry A. Williamson
                                                   -----------------------------
                                                   Barry A. Williamson


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